Consent of Independent Auditors

We consent to the incorporation by reference in the Form 8-K of URS Corporation of our report dated March 28, 1997, with respect to the consolidated financial statements of Woodward-Clyde Group, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in the Prospectus/Joint Proxy Statement of URS Corporation and Woodward-Clyde Group, Inc. that is made a part of the Registration Statement (Form S-4/A, No. 333-37531) filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                      ERNST & YOUNG LLP

Denver, Colorado
November 25, 1997